EXHIBIT 6

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement, dated as of May 1, 1998 (this "Agreement"), is made and entered into by Hughes Communications, Inc., a California corporation ("HCI"), and the selling stockholders whose names appear on the signature pages to this Agreement (the ("Sellers").

         WHEREAS, on May 16, 1997, HCI and certain of its subsidiaries, Satellite Company, LLC a Nevada limited liability company, and PanAmSat International Systems, Inc. (formerly known as PanAmSat Corporation), a Delaware corporation ("PAS"), consummated a reorganization of the respective satellite services businesses of HCI and PAS in which HCI and its subsidiaries and the Sellers acquired shares of common stock, $.01 par value per share ("Common Stock"), of PanAmSat Corporation (formerly known as Magellan International, Inc.) a Delaware corporation (the "Company").

         NOW THEREFORE, the parties intending to be legally bound, agree as follows:

         1. Purchase of Shares.
            ------------------

         HCI hereby purchases from each of the Sellers, and each of the Sellers hereby sells, assigns and transfers to HCI, the number of Shares set forth next to the name of such Seller on Annex A. Concurrently with such assignment and transfer, HCI is simultaneously paying to each Seller, by wire transfer if immediately available funds to the account specified for such Seller on Annex B, an amount equal to the number of Shares being sold by such Seller multiplied by Sixty Dollars ($60.00). Concurrently with the payment of such funds, each Seller is delivering to HCI certificates representing the Shares being sold by such Seller with documentation satisfactory to HCI evidencing the transfer of such Shares.


         2. Representations and Warranties of the Sellers.
            ---------------------------------------------

         Each of the Sellers hereby represents and warrants (but only as to such Seller) as of the date hereof that:

            (a) Organization. If such Seller is not a natural person, it is duly organized, validly existing and (if applicable) in good standing under the laws of its respective jurisdiction of formation; has not been dissolved, adopted resolutions to dissolve or acted in any way to accomplish, request or approve such dissolution; is not a party to any merger; and has not been declared bankrupt and no action or request is pending to declare it bankrupt. (b) Authorization. If such Seller is not a natural person, it has taken all action necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of such Seller, enforceable against such Seller in accordance with its terms.

            (c) Ownership of the Shares. Such Seller has good title to the Shares being sold by such Seller; has full, complete and unrestricted legal right, power and authority to transfer and deliver such Shares pursuant to this Agreement; and HCI is receiving good title thereto, free and clear of all liens, claims, encumbrances, rights and restrictions of any kind other than restrictions applicable to such Shares pursuant to agreements to which HCI is also a party.

            (d) Non-Contravention. The execution and delivery of this Agreement by such Seller does not, and the performance of its obligations hereunder will not, (i) if such Seller is not a natural person; contravene or conflict with any provision of the respective organizational documents of such Seller, or (ii) contravene or conflict with or constitute a violation of or default under or give rise to a right of termination, cancellation or acceleration (with or without notice or lapse of time, or both) of any right or obligation of such Seller under any provision of applicable law or regulation of the Untied States or any state thereof or any foreign jurisdiction, or of any agreement, injunction, order, decree or other instrument binding upon such Seller if such contravention, conflict, violation, default or rights could adversely affect HCI's rights to the Shares being sold by such Seller.

            (e) No Consent Required. No application, notice, order, registration, qualification, waiver, consent, approval or other action is required to be filed, given, obtained or taken by such Seller by virtue of the execution, delivery and performance of this Agreement or the sale of the Shares by such Seller contemplated hereby.

            (f) Compliance with Securities Laws. Such Seller acknowledges that the Shares are being sold to HCI in a private transaction that is exempt from registration under the Securities Act of 1933, as amended. Such Seller, either on its own or through Patrick Costello, acting as a Representative for such Seller, (i) believes that it has received all the information that it considers necessary or appropriate for deciding whether to sell the Shares being sold by such Seller, and (ii) represents that it has had an opportunity to ask questions of, and has received answers from, representatives of the Company regarding material developments affecting the Company and its prospects. Such Seller has not taken any action with respect to the Shares being sold by such Seller that would constitute a violation of federal securities laws.

         3. HCI's Representations and Warranties.
            ------------------------------------

         HCI hereby represents and warrants as of the date hereof that:

            (a) Organization. HCI is a corporation duly organized, validly existing and in good standing under the laws of the state of California. HCI has all requisite power and authority to carry on its business as now conducted. HCI has not been dissolved, adopted resolutions to dissolve or acted in any way to accomplish, request or approve such dissolution; is not a party to any merger; and has not been declared bankrupt and no action or request is pending to declare it bankrupt.

            (b) Authorization. HCI has taken all action necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes HCI's valid and legally binding obligation, enforceable in accordance with its terms.

            (c) Non-Contravention. The execution an delivery
by HCI of this  Agreement  does  not,  and the  performance  of its  obligations
hereunder  will  not  (i)  contravene  or  conflict  with  the   certificate  of
incorporation or bylaws of HCI, or (ii) contravene or conflict with or constitute a violation of or default under or give rise to a right of termination, cancellation or acceleration (with or without notice or lapse of time, or both) of any right or obligation of HCI under any provision of applicable law or regulation of the Untied States or any state thereof or any foreign jurisdiction, or of any agreement, contract, judgment, injunction, order, decree or other instrument binding upon HCI.

            (d) No Consent Required. No application, notice, order, registration, qualification, waiver, consent, approval or other action is required to be filed, given, obtained, or taken by HCI by virtue of the execution, delivery and performance of this Agreement or the purchase of the Shares contemplated hereby.

            (e) Compliance with Securities Laws. HCI acknowledges that the Shares are being purchased by HCI in a private transaction that is exempt from registration under the Securities Act of 1933, as amended, HCI is acquiring the Shares as an investment and not with a view toward distribution, and HCI believes that it has received all the information that it considers necessary or appropriate for deciding whether to purchase the Shares. HCI acknowledges that it has not relied on any information with respect to the Company from any of the Sellers or from any representative or agent of any of the Sellers. HCI has not taken and will not take any action with respect to the Shares that would constitute a violation of federal or state securities laws.

         4. Miscellaneous.
            -------------

            (a) Expenses. All costs and expenses incurred in connection with this Agreement and the purchase of the Shares contemplated hereby shall be paid by the party incurring such expenses.

            (b) Entire Agreement. This Agreement constitutes the entire Agreement among the parties hereto and supersedes all prior agreements and understandings, both written and oral, among them with respect to the subject matter hereof. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

            (c) Governing Law. This Agreement shall be construed and interpreted, and the rights of the parties determined, in accordance with the laws of the State of New York (without reference to the choice of law provisions).

            (d) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when executed and delivered by each of the parties.

         IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be signed as of the date first written above.

                                    HUGHES COMMUNICATIONS, INC.


                                    By:       /s/  Patrick T. Doyle
                                        -------------------------------------
                                        Name:  Patrick T. Doyle
                                        Its:   Senior Vice President

                                    SELLERS



                                              /s/  Mary Anselmo
                                    -----------------------------------------
                                    Mary Anselmo



                                              /s/  Lourdes Saralegui
                                    -----------------------------------------
                                    Frederick A. Landman
                                       By:  Lourdes Saralegui
                                            Attorney-in-Fact



                                                   Pier Landman
                                    -----------------------------------------
                                    Pier Landman



                                             /s/  Lourdes Saralegui
                                    -----------------------------------------
                                    Lourdes Saralegui

                                    FORMER CLASS A STOCKHOLDERS



                                            /s/  Mary Anselmo
                                    --------------------------------------------
                                    Name:       MARY  ANSELMO,  as a trustee  of
                                                the Article VII Trust created by
                                                the RENE ANSELMO REVOCABLE TRUST
                                                DATED  JUNE  10,  1994,  and  as
                                                successor   trustee   under  the
                                                Voting Trust  Agreement dated as
                                                of  February  28,  1995 and as a
                                                co-trustee  of the RAYCE ANSELMO
                                                TRUST DATED DECEMBER 23, 1991



                                    --------------------------------------------
                                    Name:       FREDERICK A. LANDMAN, as trustee
                                                of the Article VII Trust created
                                                by the  RENE  ANSELMO  REVOCABLE
                                                TRUST DATED JUNE 10, 1994 and as
                                                successor   trustee   under  the
                                                Voting Trust  Agreement dated as
                                                of February 28, 1995



                                    --------------------------------------------
                                    Name:       LOURDES SARALEGUI, as Trustee of
                                                the Article VII Trust created by
                                                the RENE ANSELMO REVOCABLE TRUST
                                                DATED  JUNE  10,  1994  and as a
                                                successor   trustee   under  the
                                                Voting Trust  Agreement dated as
                                                of February 28, 1995

                                                /s/  Pier Landman
                                    --------------------------------------------
                                    Name:       PIER   LANDMAN,   as  the   sole
                                                trustee  of  the  CHLOE  LANDMAN
                                                TRUST  DATED  JUNE 10,  1998 and
                                                the sole  trustee  of the  RISSA
                                                LANDMAN  TRUST  DATED  JUNE  10,
                                                1988



                                                /s/  Patrick Costello
                                    --------------------------------------------
                                    Name:       PATRICK J. COSTELLO,  as trustee
                                                of  the   FREDERICK  A.  LANDMAN
                                                IRREVOCABLE TRUST DATED DECEMBER
                                                22,  1995  and  as  a  successor
                                                trustee  of  the  RAYCE  ANSELMO
                                                TRUST DATED DECEMBER 23, 1991



                                                /s/  Reverge Anselmo
                                    --------------------------------------------
                                    Name:       REVERGE  ANSELMO,  as trustee of
                                                the Article VII Trust created by
                                                the RENE ANSELMO REVOCABLE TRUST
                                                DATED  JUNE  10,  1994  and as a
                                                successor   trustee   under  the
                                                Voting Trust  Agreement dated as
                                                of February 28, 1995

                                 Annex A
                                 -------

                                                        Tax Identification
                                                           Number/Social             Number of      Purchase Price
                     Name and Address                     Security Number             Shares

Article VII Trust Created by The Rene Anselmo Revocable     06-6445864               2,110,708       $126,642,480
Trust dated June 10, 1994 c/o Northway Management
Company, LLC
164 Mason Street
Greenwich, CT 06830

Mary Anselmo                                                ###-##-####                137,822         $8,269,320
408 North Street
Greenwich, CT 06830

Pier Landman                                                ###-##-####                 39,376         $2,362,560
50 Doubling Road
Greenwich, CT 06830

Frederick Landman Irrevocable Trust dated December 22,      06-6444548                 154,738         $9,284,280
1995 f/b/o Pier Landman
c/o Northway Management Company, LLC
164 Mason Street
Greenwich, CT 06830

Rayce Anselmo Trust dated December 23, 1991                 06-6370120                  55,129         $3,307,740
c/o Northway Management Company, LLC
164 Mason Street
Greenwich, CT 06830

The Chloe Landman Trust dated June 10, 1988                 06-6370119                   6,891           $413,460
c/o Northway Management Company, LLC
164 Mason Street
Greenwich, CT 06830

The Rissa Landman Trust dated June 10, 1988                 06-6370121                   6,891           $413,460
c/o Northway Management Company, LLC
164 Mason Street
Greenwich, CT 06830

Fred Landman                                                    -                      407,445        $24,446,700

Lourdes Saralegui                                               -                       30,774         $1,846,440





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



                                 Annex B
                                 -------



                      NAME                                                    WIRE INSTRUCTIONS
--------------------------------------------------        ----------------------------------------------------------
ARTICLE VII TRUST CREATED BY THE RENE ANSELMO             Morgan  NYC;  ABA  #021000236; Private  Banking  Division;
REVOCABLE TRUST DATED JUNE 10, 1994                       Credit Acct. T&I #999-99-651; For further credit to:
     c/o Northway Management Company, LLC                 Article VII Trust created under Rene Anselmo Revocable
     164 Mason Street, Greenwich, CT 06830                Trust; Acct. # PBD73169
     ID # 06-6445884

MARY ANSELMO, individually                                Mellon Bank, Pittsburgh, PA; ABA #043000261
     408 North Street, Greenwich, CT 06830                Account of Merrill Lynch; Acct. # 1011730
     ID # ###-##-####                                     For further credit to: Mary Anselmo, Acct. # 832-33815

PIER LANDMAN, individually                                Mellon Bank, Pittsburgh, PA; ABA # 043000261
     50 Doubling Road, Greenwich, CT 06830                Account of Merrill Lynch; Acct. # 1011730
     ID # ###-##-####                                     For further credit to: Pier A. Landman, Acct. # 632-33756

FREDERICK A. LANDMAN IRREVOCABLE TRUST DATED              The Bank of New York; ABA # 021000018
DECEMBER 22, 1995 F/B/O PIER LANDMAN                      Account of Putnam Trust; Acct. # GLA111-565
     c/o Northway Management Company, LLC                 For further credit to: Frederick A. Landman Trust,
     164 Mason Street, Greenwich, CT 06830                Acct. # 123460
     ID # 06-6444548

RAYCE ANSELMO  TRUST  DATED  DECEMBER  23,  1991          The  Bank  of New  York; ABA # 021000018
     c/o Northway  Management  Company,  LLC              Account of Putnam Trust; Acct. # GLA111-685
     164 Mason Street, Greenwich, CT 06830                For further credit to: Rayce Anselmo Trust, Acct. # 297670
     ID # 06-6370120

THE CHLOE LANDMAN TRUST DATED JUNE 10, 1988               Mellon Bank, Pittsburgh, PA; ABA # 043000261
     c/o Northway Management Company, LLC                 Account of Merrill Lynch; Acct. # 1011730
     164 Mason Street, Greenwich, CT 06830                For further credit to: Chloe Landman Trust, Acct. # 832-36072
     ID # 06-6370119

THE RISSA LANDMAN TRUST DATED JUNE 10, 1988               Mellon Bank, Pittsburgh, PA; ABA # 043000261
     c/o Northway Management Company, LLC                 Account of Merrill Lynch; Acct. # 1011730
     164 Mason Street, Greenwich, CT 06830                For further credit to: Rissa Landman Trust, Acct. # 832-36073
     ID # 06-6370121

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